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                       DASZKAL BOLTON MANELA DEVLIN & CO.
                          CERTIFIED PUBLIC ACCOUNTANTS
                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

     2401 N.W. BOCA RATON BOULEVARD, SUITE 100  BOCA RATON, FLORIDA 33431
                 TELEPHONE (561) 367-1040   FAX (561) 750-3236



JEFFREY A. BOLTON, CPA, P.A.                    MEMBER OF THE AMERICAN INSTITUTE
MICHAEL I. DASZKAL, CPA, P.A.                   OF CERTIFIED PUBLIC ACCOUNTANTS
ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN. CPA, P.A.
MICHAEL S. KRIDEL, CPA






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of Finantra Capital, Inc. and Subsidiaries, for the years ended December 31, 1998 and 1997, to our report dated March 13, 1999, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us as "Experts" in such Prospectus.




                                     /s/ DASZKAL BOLTON MANELA DEVLIN & CO. CPAs
                                     DASZKAL BOLTON MANELA DEVLIN & CO. CPAs


Boca Raton, Florida
January 4, 2000